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                                 EXHIBIT 10(m)

                AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT BETWEEN
                 HANOVER FOODS CORPORATION AND JOHN A. WAREHIME

         This document, dated as of August 1, 1997, shall constitute Amendment No. 2 to an Employment Agreement dated as of June 12, 1995 (the "Employment Agreement") between Hanover Foods Corporation (the "Employer")and John A. Warehime (the "Employee).

                                   Background

         As of June 12, 1995, Employer and Employee entered into the Employment Agreement, which Employment Agreement was amended by Amendment No. 1 dated as of February 13, 1997. The term "amended Employment Agreement" refers to the Employment Agreement dated as of June 12, 1995 and amended by Amendment No. 1 dated February 13, 1997. The parties desire to further amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

         1. Change to April 1. Effective as of the first date of Employer's fiscal year which began in 1996 and ended in 1997 and for each of the Employer's fiscal years thereafter, all references in the amended Employment Agreement to "April 1" (including, but not limited to, references to April 1 in Section 3 of the amended Employment Agreement and the definitions of "Contract Period" and "Contract Year" contained in the amended Employment Agreement) shall refer instead to the first day of the Employer's then applicable fiscal year.

         2.       Amendment to Section 7.1.2.  Amend the second sentence of
Section 7.1.2 of the amended Employment Agreement to change the parenthetical phrase "(using the five-year average sales growth and operating profits)" to read: "(using the five-year average sales growth percentage and five-year average percentage of operating profits to sales)."

         3. Class B Shareholder Approval. To the extent that the bonus payments set forth in Section 7 of the amended Employment Agreement for the fiscal year of the Employer ended in 1997 and for fiscal years thereafter shall cause the "applicable employee remuneration" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) to exceed $1 million for any taxable year of the Employer, such bonus payments shall be subject to, and are contingent upon, approval by a majority vote of the holders of Class B Common Stock of the Employer at a meeting to be held on or before August 15, 1997.

         4.       Amended Employment Agreement Continues in Full Force and
Effect.

         There are no amendments to the Employment Agreement, as previously amended by Amendment No. 1 dated as of February 13, 1997, except as specified herein. The amended



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Employment Agreement, as further amended hereby, shall continue in full force and effect and constitutes the entire understanding of the parties with respect to its subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ATTEST/WITNESS:                       HANOVER FOODS CORPORATION


/s/ Gary T. Knisely                   By: /s/ Cyril T. Noel          (SEAL)
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WITNESS/ATTEST:                       EMPLOYEE:


/s/ Gary T. Knisely                   /s/ John A. Warehime           (SEAL)
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